Imperial Holdings, Inc. Announces Fourth Quarter and Year End 2012 Results

Company Closes on $45 Million Bridge Facility

Boca Raton, FL, March 27, 2013 – Imperial Holdings, Inc. (NYSE: IFT) (“Imperial” or the “Company”), a specialty finance company with a focus on providing liquidity solutions to owners of illiquid financial assets, announced today financial results for its fourth quarter and fiscal year ended December 31, 2012.

Quarter Ended December 31, 2012

Total income was $7.2 million for the three months ended December 31, 2012, compared to total income of ($8.1 million) for the three months ended December 31, 2011, an increase of $15.3 million. Total expenses were $10.9 million for the three months ended December 31, 2012 compared to $31.9 million for the three months ended December 31, 2011, a decrease of $21 million. The majority of the decrease in expenses was attributed to significantly lower legal fees related to a government investigation. The Company posted a net loss of $3.7 million, or ($.17), per fully diluted share for the three months ended December 31, 2012, compared to a net loss of $38.7 million, or ($1.82), per fully diluted share, for the three months ended December 31, 2011.

In the Life Finance business segment, income was $3.1 million for the fourth quarter of 2012 compared to income of ($12.1 million) for the fourth quarter of 2011, an increase of $15.2 million. Income was driven by a $2.7 million increase in the fair value of the Company’s portfolio of 214 life insurance policies. At December 31, 2012 the estimated fair value of the Company’s life insurance policies was $113.4 million. The weighted average discount rate used in the Company’s fair value model was 24.01% at December 31, 2012. The aggregate face value of the Company’s portfolio of life insurance policies was $1.1 billion at December 31, 2012. Segment expenses were $4.1 million during the three months ended December 31, 2012 compared to $9.8 million during the three months ended December 31, 2011, a decline of $5.7 million.

The decrease in expenses was attributed to lower interest expense, amortization of deferred costs and personnel costs, as well as a decrease in the Company’s provision for loan losses. Segment operating loss was $979,000 for the three months ended December 31, 2012, a decrease of $21.0 million over segment operating loss of $22.0 million for the three months ended December 31, 2011.

In the Structured Settlement business segment, income was $4.0 million for the three months ended December 31, 2012 compared to $3.8 million for the three months ended December 31, 2011. Segment expenses decreased by $2.0 million to $4.7 million for the fourth quarter of 2012 compared to $6.7 million in the year ago period. The decrease was attributed to lower marketing costs and general and administrative expenses. Segment operating loss was $660,000 for the three months ended December 31, 2012 compared to a segment operating loss of $2.9 million for the three months ended December 31, 2011. The Company originated 209 transactions during the fourth quarter of 2012 compared to 255 during the same period of 2011.

Full Year Ended December 31, 2012

Total income was $19.1 million for the year ended December 31, 2012, a 57% decrease over total income of $44.2 million for 2011. Total expenses were $63.8 million for the year ended December 31, 2012 compared to total expenses of $83.4 million for 2011, a reduction of $19.6 million, or 24%. Net loss for the year ended December 31, 2012 was $44.6 million, or ($2.10) per share compared to a net loss of $39.2 million or ($2.03) per share for 2011, an increase of $5.5 million or 14%.

As of December 31, 2012, the Company had $20.3 million of cash and cash equivalents, and marketable securities. The book value of the Company at December 31, 2012 was $5.97 per share.

$45 Million Bridge Financing

The Company also announced today it has closed on its previously announced $45 million bridge facility. The facility was provided by affiliates of some of the Company’s largest shareholders, including Indaba Capital Management, Nantahala Capital Management, NS Advisors and Brooklyn Capital Management (a/k/a Bulldog Investors).

Antony Mitchell, Chief Executive Officer, commented, “We ended 2012 with positive momentum in both our Life Finance and Structured Settlements business segments. During the quarter we benefited from an increase in the fair value of our life settlement assets, as well as significantly lower legal expenses.” Mr. Mitchell added, “More recently, we successfully completed our previously announced $45 million financing facility with some of our major shareholders. It will ensure our ability to make premium payments on our life insurance policies into 2014. The facility also provides us with additional flexibility as we progress towards sourcing a longer term financing solution.”

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that, through its operating subsidiaries, provides customized liquidity solutions to owners of illiquid financial assets. Imperial’s primary operating units are Life Finance and Structured Settlements. In its Life Finance unit, Imperial purchases and sells life insurance policies. In its Structured Settlements unit, Imperial purchases from individuals long-term annuity payments issued by highly rated U.S. insurance companies. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Imperial’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, unanticipated issues that prevent or delay the Company’s independent registered public accounting firm from concluding its procedures for the year ended December 31, 2012 or that require additional efforts, procedures or review; the investigation by the Securities and Exchange Commission, and potential adverse outcomes associated with the investigation, including payments or fines the Company may be required to make, restrictions placed upon the Company and legal proceedings that may relate to these matters; the possibility that payments due to the Company under certain policies may be delayed; the Company’s ongoing compliance with the coverage ratios and other covenants in the bridge facility; the Company’s ability to repay the bridge facility and to raise other sources of capital; unanticipated issues that prevent or delay the Company from entering into the previously announced settlements of certain shareholder related matters and the amount of legal and indemnification expenses associated with those matters and the investigation into the Company’s premium finance business; and the accuracy of actuarial assumptions underlying the Company’s models. All forward-looking statements attributable to Imperial or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Contact:

David Sasso

Imperial Holdings, Inc.

Director- Investor Relations

561.672.6114

IR@imperial.com

www.imperial.com

-SELECTED FINANCIAL TABLES FOLLOW-

Imperial Holdings, Inc. and Subsidiaries

CONSOLIDATED AND COMBINED BALANCE SHEETS

December 31,

	2012	2011
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$7,001	$16,255
Restricted cash	1,162	691
Certificate of deposit - restricted	—	891
Investment securities available for sale, at estimated fair value	12,147	57,242
Deferred costs, net	7	1,874
Prepaid expenses and other assets	14,165	3,277
Deposits - other	2,855	761
Interest receivable, net	822	5,758
Loans receivable, net	3,044	29,376
Structured settlement receivables at estimated fair value	1,680	12,376
Structured settlement receivables at cost, net	1,574	1,553
Investment in life settlements, at estimated fair value	113,441	90,917
Fixed assets, net	232	585
Investment in Affiliates	2,212	1,043

Total assets	$160,342	$222,599

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$6,606	$16,336
Other liabilities	20,796	4,279
Interest payable	—	5,505
Notes payable	—	19,277
Income taxes payable	6,295	6,295

Total liabilities	33,697	51,692
Stockholders’ Equity
Common stock (80,000,000 authorized; 21,206,121 and 21,202,614 issued and outstanding as of December 31, 2012 and 2011, respectively)	212	212
Additional paid-in-capital	238,064	237,755
Accumulated other comprehensive loss	(3)	(66)
Accumulated deficit	(111,628)	(66,994)

Total stockholders’ equity	126,645	170,907

Total liabilities and stockholders’ equity	$160,342	$222,599

Imperial Holdings, Inc. and Subsidiaries

CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

For the Fourth Quarter Ended December 31,

	2012	2011
	(in thousands, except share and per share data)
Income
Agency fee income	$—	$(94)
Interest income	158	1,274
Interest and dividends on investment securities available for sale	60	199
Origination fee income	17	622
Realized gain on sale of structured settlements	3,713	360
Gain on forgiveness of debt	—	143
Unrealized change in fair value of life settlements	2,741	(14,241)
Unrealized change in fair value of structured settlements	236	3,157
Servicing fee income	228	367
Other income	92	117

Total income	7,245	(8,096)

Expenses
Interest expense	36	1,095
Provision for losses on loans receivable	74	3,876
Loss on loan payoffs and settlements, net	111	(90)
Amortization of deferred costs	116	1,164
Personnel costs	3,770	4,775
Marketing costs	542	1,919
Department of Justice Settlement	—	8,000
Legal fees	3,135	7,910
Professional fees	1,662	1,533
Insurance	618	208
Other selling, general and administrative expenses	838	1,548

Total expenses	10,902	31,938

Loss before income taxes	(3,657)	(40,034)
Provision (benefit) for income taxes	6	(1,352)

Net loss	$(3,663)	$(38,682)

Loss per share:
Basic	$(0.17)	$(1.82)

Diluted	$(0.17)	$(1.82)

Weighted average shares outstanding:
Basic	21,206,121	21,202,614

Diluted	21,206,121	21,202,614

Imperial Holdings, Inc. and Subsidiaries

CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

For the Year Ended December 31,

	2012	2011
	(in thousands, except share and per share data)
Income
Agency fee income	$—	$6,470
Interest income	2,014	8,303
Interest and dividends on investment securities available for sale	391	640
Origination fee income	500	6,480
Realized gain on sale of structured settlements	11,509	5,817
Realized gain on life settlements, net	151	5
Gain on forgiveness of debt	—	5,023
Unrealized change in fair value of life settlements	(5,660)	570
Unrealized change in fair value of structured settlements	1,823	5,302
Servicing fee income	1,183	1,814
Gain on maturities of life settlements with subrogation rights, net	6,090	3,188
Other income	1,082	602

Total income	19,083	44,214

Expenses
Interest expense	1,255	8,524
Provision for losses on loans receivable	515	7,589
Loss on loan payoffs and settlements, net	125	3,837
Amortization of deferred costs	1,867	6,076
Personnel costs	16,087	18,933
Marketing costs	5,023	6,104
Department of Justice Settlement	—	8,000
Legal fees	26,053	12,097
Professional fees	6,934	5,684
Insurance	2,330	756
Other selling, general and administrative expenses	3,567	5,812

Total expenses	63,756	83,412

Loss before income taxes	(44,673)	(39,198)
Provision (benefit) for income taxes	(39)	—

Net loss	$(44,634)	$(39,198)

Loss per share:
Basic	$(2.10)	$(2.03)

Diluted	$(2.10)	$(2.03)

Weighted average shares outstanding:
Basic	21,205,747	19,352,063

Diluted	21,205,747	19,352,063

Life Finance Segment- Selected Operating Data

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
Period Acquisitions — Policies Owned
Number of policies acquired	2	20	31	151
Average age of insured at acquisition	80.0	76.3	75.5	78.0
Average life expectancy - Calculated LE (Years)	11.2	11.7	13.2	10.4
Average death benefit	$7,500	$4,099	$5,354	$4,929
Aggregate purchase price	$674	$6,734	$5,708	$56,889

End of Period — Policies Owned
Number of policies owned	214	190	214	190
Average Life Expectancy - Calculated LE (Years)	10.6	10.6	10.6	10.6
Aggregate Death Benefit	$1,073,156	$935,466	$1,073,156	$935,466
Aggregate fair value	$113,441	$90,917	$113,441	$90,917
Monthly premium — average per policy	$10.9	$10.7	$10.9	$10.7

End of Period Loan Portfolio
Loans receivable, net	$3,044	$29,376	$3,044	$29,376
Number of policies underlying loans receivable	22	138	22	138
Aggregate death benefit of policies underlying loans receivable	$89,650	$653,493	$89,650	$653,493
Number of loans with insurance protection	5	91	5	91
Loans receivable, net (insured loans only)	$91	$20,785	$91	$20,785
Average Per Loan:
Age of insured in loans receivable	75.5	75.0	75.5	75.0
Life expectancy of insured (years)	15.7	15.6	15.7	15.6
Monthly premium	$5	$6	$5	$6
Loan receivable, net	$138	$213	$138	$213
Interest rate	13.0%	12.3%	13.0%	12.3%

Dollar amounts in thousands

Structured Settlments Segment- Selected Operating Data

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
Period Originations:
Number of transactions	209	255	965	873
Number of transactions from repeat customers	70	89	333	307
Average purchase discount rate	18.3%	18.5%	18.7%	18.2%
Face value of undiscounted future payments purchased	$30,571	$28,880	$130,136	$96,628
Amount paid for settlements purchased	$7,052	$5,879	$24,571	$20,303
Marketing costs	$542	$1,972	$5,023	$6,087
Selling, general and administrative (excluding marketing costs)	$4,131	$3,951	$16,524	$15,864
Average Per Origination During Period:
Face value of undiscounted future payments purchased	$146	$113	$135	$111
Amount paid for settlement purchased	$34	$23	$25	$23
Time from funding to maturity (months)	142.8	152.7	132.1	152.1
Marketing cost per transaction	$3	$8	$5	$7
Segment selling, general and administrative (excluding marketing costs) per transaction	$20	$15	$17	$18
Period Sales:
Number of transactions originated and sold	247	15	939	601
Realized gain on sale of structured settlements	$3,713	$360	$11,509	$5,817
Average sale discount rate	10.3%	17.4%	10.6%	10.5%
End of Period Portfolio:
Number of transactions on balance sheet	90	356	90	356

Dollar amounts in thousands